Exhibit 99.1

News Release

FIS Announces Completion of Amendment to Existing Credit Facility

JACKSONVILLE, Fla., December 18, 2014 – Fidelity National Information Services, Inc. (“FIS”) (NYSE: FIS), the world’s largest provider of banking and payments technology solutions and a global leader in consulting and outsourcing solutions, today announced the completion of an amendment to its existing credit agreement.

Following the amendment, the unsecured credit agreement totals $4.3 billion in the aggregate, including $1.3 billion of term loans and $3.0 billion of revolving loan capacity. The maturity of the term loans under the amended credit agreement remains unchanged at March 30, 2017, and the maturity of the revolving loans is extended to Dec. 18, 2019. There was no material change to FIS’ total leverage as a result of the amendment. All existing guarantees from FIS’ subsidiaries have been eliminated under the amended credit agreement and, as a result, all guarantees by FIS’ subsidiaries of FIS’ outstanding Indentures have also automatically terminated.

The loans under the amended credit agreement are subject to a credit ratings-based pricing grid.

J.P. Morgan Chase Bank, N.A., acts as Administrative Agent under the credit agreement. J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wells Fargo Securities, LLC; HSBC Bank USA, National Association; The Bank of Tokyo-Mitsubishi UFJ, Ltd.; and U.S. Bank National Association acted as joint lead arrangers and joint book running managers of the credit agreement.

About FIS

FIS is the world’s largest provider of banking and payments technology solutions and a global leader in consulting and outsourcing solutions. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 110 countries. Headquartered in Jacksonville, Fla., FIS employs more than 40,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, the FinTech Forward 100 list, is 426 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit http://www.fisglobal.com/.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•	changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, changes in governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•	the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•	internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

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For More Information
Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Corporate Finance and Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com